Exhibit 23.1
23.1 Consent of Paritz &Co., Independent Registered Public Accounting Firm.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use, in Form 10-K of Vapor Corporation (f/k/a/ Miller Diversified Corporation), of our report dated March 23, 2010 on our audit of the financial statements of Vapor Corporation (f/k/a/ Miller Diversified Corporation), as of December 31, 2009 & 2008 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2009 and 2008.

Paritz & Company, P.A.
Hackensack, New Jersey
March 23, 2010